Exhibit 99.1

N E W S

Contacts: Paul Arling (UEI) 714.820.1000
Kirsten Chapman (IR Agency) 415.433.3777

Universal Electronics Reports First Quarter 2005

Financial Results

- Net Sales Grew 27 Percent to $41.5 Million -

CYPRESS, CA – April 28, 2005 – Leading wireless technology developer Universal Electronics Inc. (UEI; NASDAQ: UEIC) today announced financial results for the first quarter ended March 31, 2005.

     Net sales for the first quarter of 2005 were $41.5 million, compared to $32.6 million for the same quarter last year, and the 27 percent increase was attributable to the strong performance of the Business category, primarily amongst subscription broadcasting customers. Net income for the first quarter 2005 was $1.9 million, or $0.13 per diluted share, compared to $1.8 million, or $0.13 per diluted share, for the first quarter 2004.

     “Our record first quarter net sales of $41.5 million demonstrate continued execution in our core business,” stated Paul Arling, the company’s chairman and chief executive officer. “Our Business category sales, which includes software and hardware that is sold as part of a solution, such as with a set-top box or plasma TVs, recorded over 60 percent growth compared to 2004. We are on track to further expand our technology and intellectual property into the increasingly dynamic digital media marketplace. Currently, we are expanding our home connectivity line, and we are encouraged by our progress increasing the number of touch-points in the home including automobiles and embedded-software devices.”

     “Our core technology continues to drive demand for our products, particularly in our subscription broadcasting,” said Rob Lilleness, UEI’s president and chief operating officer. “Looking forward, we are increasingly optimistic about the adoption of our technology in the Consumer Electronics industry and the potential of the CEDIA market with the launch of NevoSL. In preparation for the launch, we have built a network of 14 partners worldwide and are working closely with them to commence shipping of NevoSL in the second quarter.”

     First quarter 2005 results include the following:

•	Gross margin percentage was 37.9 percent versus 38.8 percent in last year’s quarter, which reflects a sales mix weighted toward larger-volume customers and associated freight costs.

•	Research and development was $1.6 million, representing a $500,000 increase over last year’s first quarter.

•	Sales, general and administrative expenses included SimpleDevices expenses of $861,000 not included in last years’ first quarter.

•	Sales, general and administrative expenses also included costs for the company’s successful 2004 Sarbanes Oxley audit. For the first quarter 2005, 404-compliance expense was $600,000, compared to $200,000 in the first quarter 2004.

•	First quarter 2005 other income of $952,000 included a $944,000 pre-tax gain related to foreign exchange fluctuations, compared to a $498,000 pre-tax gain in the first quarter of 2004.

Conference Call Information:
UEI’s management team will hold a conference call today, Thursday April 28, 2005 at 1:30 p.m. Pacific Time to review first quarter 2005 results and hold a question and answer session for callers. To access the call in the U.S. please dial 800-622-9917 and for international calls 706-645-0366, approximately 10 minutes prior to the start of the conference. The conference call will also be broadcast live over the Internet and available for replay for a year at www.uei.com. In addition, a replay of the call will be available via telephone for 2 business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 800-642-1687 and international the number is 706-645-9291. Enter access code 5529733.

About Universal Electronics
Universal Electronics Inc., based in Southern California, develops firmware and turnkey solutions as well as software designed to enable consumers to wirelessly connect, control and interact with an increasingly complex home environment. The company’s primary markets include original equipment manufacturers (OEMs) in consumer electronics and personal computing, as well as multiple system operators in the cable and satellite subscription broadcasting markets. Over the past 18 years, the company has developed a broad portfolio of patented technologies and the industry’s leading database of home connectivity software that it licenses to its customers, including many leading Fortune 500 companies. In addition, UEI sells its universal wireless control products and other audio/visual accessories through its European headquarters in The Netherlands, and to distributors and retailers in Europe, Asia, Latin America, South Africa and Australia/New Zealand under the One For All® brand name. More information about UEI can be obtained at http://www.uei.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expressed herein are the following: the failure of the company’s business lines to grow and expand in the manner anticipated by the company’s management, including the Consumer Electronics, digital media and CEDIA markets; the growth of, acceptance of and the demand for the company’s products and technologies, including new products such as NevoSL and the compnay’s home connectivity line of products, in various markets and geographical regions, including the computing, cable, satellite, consumer electronics, OEM, retail and interactive TV and home automation industries, not materializing as believed by the company’s management; the failure of the various markets and industries to grow or emerge as rapidly or as successfully as believed by the company’s management; the continued strength of the Euro and other foreign currencies as compared to the U.S. Dollar; the possible dilutive effect the company’s stock option programs may have on the company’s EPS and stock price; the inability of the company to deliver the NevoSL and the company’s home connectivity line of products at the time and in the quantities anticipated by the company’s management; and other factors listed from time to time in the company’s press releases and SEC filings. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

- Tables Follow -

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$41,216	$42,472
Accounts receivable, net	32,121	38,433
Inventories, net	24,420	23,862
Prepaid expenses and other current assets	2,452	2,237
Income tax receivable	1,158	1,158
Deferred income taxes	3,043	3,216

Total current assets	104,410	111,378
Equipment, furniture and fixtures, net	4,063	3,732
Goodwill	10,578	10,655
Intangible assets, net	6,394	6,550
Other assets	2,677	2,935
Deferred income taxes	4,900	5,035

Total assets	$133,022	$140,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,584	$17,559
Accrued income taxes	4,628	4,267
Accrued compensation	3,058	5,914
Other accrued expenses	7,849	8,557

Total current liabilities	31,119	36,297
Deferred income taxes	106	107

Total liabilities	31,225	36,404
Stockholders’ equity:
Common stock	167	166
Paid-in capital	79,500	78,872
Accumulated other comprehensive income	681	3,571
Retained earnings	47,149	45,293
Deferred stock-based compensation	(84)	(168)
Common stock held in treasury	(25,616)	(23,853)

Total stockholders’ equity	101,797	103,881

Total liabilities and stockholders’ equity	$133,022	$140,285

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Net sales	$41,502	$32,611
Cost of sales	25,786	19,947

Gross profit	15,716	12,664
Research and development	1,600	1,130
Selling, general and administrative expenses	12,432	9,454

Operating expenses	14,032	10,584

Operating income	1,684	2,080
Interest income, net	(218)	(114)
Other income, net	(952)	(500)

Income before income taxes	2,854	2,694
Provision for income taxes	(998)	(916)

Net income	$1,856	$1,778

Earnings per share:
Basic	$0.14	$0.13

Diluted	$0.13	$0.13

Shares used in computing earnings per share:
Basic	13,518	13,715

Diluted	14,082	14,052

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